UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 10, 2014

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 SCOTTSDALE ROAD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(d)

On December 10, 2014, the Board of Directors (the “Board”) of Magellan Health, Inc. (the “Company”) appointed John O. Agwunobi, 50, as a director for a term ending at the 2015 annual meeting of shareholders of the Company.  The Board has determined that Dr. Agwunobi is an independent director under applicable NASDAQ rules. In connection with the appointment of Dr. Agwunobi to the Board, pursuant to the By-Laws of the Company, the Board increased the number of directors of the Company from nine to ten members.

Dr. Agwunobi most recently served as the Senior Vice President and President of Health and Wellness of Wal-Mart Stores, Inc. from September 2007 to April 2014, where he was responsible for all health related businesses of Wal-Mart in the U.S. and Puerto Rico.  He previously served as the Assistant Secretary for Health in the U.S. Department of Health and Human Services from 2005 to 2007 as part of the U.S. Public Health Service Commissioned Corps and as the Secretary of Health for the State of Florida from 2001 to 2005.  Dr. Agwunobi is a board-certified pediatrician and holds Master of Public Health and Master of Business Administration degrees.  He previously served as the Chair of the U.S. African Development Foundation and an interim executive board member of the World Health Organization.

In connection with his appointment to the Board, Dr. Agwunobi received an award of restricted stock of the Company pursuant to the 2011Management Incentive Plan in accordance with the Company’s director compensation policy equal to $125,000 divided by the closing price of a share of Common Stock of the Company on NASDAQ on December 10, 2014 (the “Closing Price”), prorated from the date of his appointment to the expected date of the 2015 annual meeting of shareholders of the Company. As a result, Dr. Agwunobi received a grant equal to $55,137 divided by the Closing Price, or 915 shares of Company Common Stock.  Such restricted shares shall vest on the date of the 2015 annual meeting of shareholders.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated December 11, 2014 regarding the appointment of Dr. Agwunobi.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:  Not applicable.

(b)  Pro forma financial information:  Not applicable.

(d)   Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated December 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: December 11, 2014	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer